Exhibit 99.2

Investor Presentation

Third Quarter 2026
November 12, 2026

DIGIMARC

Safe Harbor Statement

This presentation includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which reflect management's current view regarding future events and performance.

Although we believe these statements are based on reasonable expectations and beliefs, they are subject to risks and uncertainties that are difficult to predict and, often, beyond our control. These risks include, but are not limited to, the risk factors set forth in Part I, Item 1A of our latest Annual Report on Form 10-K and the risks detailed in our other filings with the U.S. Securities and Exchange Commission.

We believe that these risk factors could affect our future performance and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf.

All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this presentation. We expressly disclaim any obligation to update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this presentation or a change in our views or expectations, or otherwise.

Q3 2026 UPDATE

Narrowing the aperture to accelerate

Where we are, what we are building, and why we are confident about 2027

1. Q3 highlights and 2026 priorities
2. Continued innovation acceleration
3. Go-to-market capacity build-out
4. Operational discipline

Paul Carreiro, CEO and President

Q3 Summary: the foundation is stronger, and we are deliberate about what comes next

1

A stronger operating foundation

We have re-built out our operations framework and executive reporting, giving us much better visibility into business predictability.

2

AE capacity build-out is our top priority

Adding AE and GTM talent capacity will position us to support 2027 revenue success and acceleration.

3

Secure Gift Card is progressing exceptionally well

Kroger started phase 1 pilot rollout with small new order WIN in Q3 - large and growing set of multiple retailers behind it – 2027 1st half revenue ramp expected.

4

Multi-Segment CPG is forming a strong foundation

Global/regional Tobacco companies, with high-volume, high-value authentication needs, are one of our emerging global anchor segments – large initial order received.

5

Partner leadership is in place

Our Partner & Alliances leadership is starting with the broad partner community already active in Retail and CPG.

6

2027 predictability is our focus

Bookings and revenue visibility for 2027 is not yet where we want it. Improving pipeline growth, accuracy & discipline is a top priority through Q4 and 1st half 2027.

Q3: Leadership in Place, Capacity build-out next

WHAT WE ACCOMPLISHED

✓ Time to execute

GTM leadership and VP Partners & Alliances hired, Rev Ops, Marketing, giving clear ownership of quota, pipeline and forecast.

✓ Retail & gift-card pipeline

Over 68 retailers engaged, up from one at the start of the year. Kroger's rollout is kicking off.

✓ Partner alignment + growth

Gift-card ecosystem aligned end to end: networks, scanners, production, packaging, distribution.

1 GTM leadership

WHAT WE SEE

Continued focus on 2 distinct industry sectors with predicable, high growth potential. Central Bank and Federal business emerging.

OUR PRIORITY

GTM leadership almost complete which will support all parts of our GTM business across NA and Europe.

2 AE capacity

WHAT WE SEE

Our selling capacity needs to grow to meet accelerated demand: 68 retailers are engaged and CPG faces a Sunrise 2027 deadline & significant authentication challenges

OUR PRIORITY

AEs in Retail and CPG are our top Q4 priority, supported by value engineering and 3X pipeline coverage.

3 Focused teams

WHAT WE SEE

Retail, anchored by Secure Gift Card, and **CPG** carry our strongest differentiation and demand potential

OUR PRIORITY

Two focused & dedicated sales teams; other verticals reached through partners. A 360-degree account model drives upsell and retention.

What you can expect from us, quarter by quarter

	Q4 2026	Q1 2027	1H 2027
Retail	Schnucks fully live. Kroger 5 store pilot rollout kicked off (Oct) with multiple other pilots commencing; gift-card demand building through Q4	Broader large-retailer deployment, with a over 1,000++ store rollout targeted. Revenue ramp-up & demand expected to ramp commencing Q1	US, Canada, Australia and Europe retailers kicking pilot discussions with global markets emerging. Broader rollouts continue as planned
CPG	Product anti-counterfeiting upsell to existing customers; global tobacco anti-counterfeit campaign begins	Partner ecosystem expansion in Europe and Asia Install base demand programs driving positive demand build	Continue to build demand programs with primary focus on NA and Europe.
GTM and org	Significant AE capacity being added in Retail and CPG; partner program accelerates under new VP Partners and Alliances	3X pipeline coverage is our target. Operational discipline continues to be put in place.	AE team at full capacity to support 2027 plan; maximizing both install base and new customer acquisition; new partners contributing to pipeline

Commercial engine building to scale: leaders in place, capacity in progress, demand building

68+
Retailers engaged, up from one at the start of the year. Kroger ramp-up will roll-out quickly in Q1

$1,100,000+
Major ARR win with large Europe based CPG customer – annual on-going volume expected

2 + 1
Dedicated Retail and CPG teams, plus leveraged Federal

3X
Target pipeline coverage target for forecastable growth. Best leading indicator of growth.

How the engine comes together

✓ COMPLETE

Leadership in seat
Leadership team in place across Alliances, GTM, with clear ownership of quota, pipeline and forecast – focus now on accelerating roll-outs

2 Q4 PRIORITY

AE capacity
Our highest priority. Account executives in Retail and CPG, hired through Q4 and Q1 2027 demand build-out.

3 NEXT

Fast ramp
Value engineering and 3X pipeline coverage help new AEs become productive quickly. Every account is engaged in person.

4 2027

Scale
Partners multiply our reach, and a large installed base gives us significant upsell and cross-sell leverage.

Our installed base is the fastest path to revenue, and a direct lift to gross and net revenue retention.

Innovation continues, anchored in what customers need to today and tomorrow

Delivering now In market or driving near-term ARR	**Building next** Extends what customers already buy	**Positioned for what is ahead** Option value without new vertical spend
RETAIL AI optimized Secure Gift Card on-scanner software. Zebra, Datalogic and Honeywell scanners deployed at five retailers with ~50 in pipeline.	**RETAIL** Delivering new AI models to Zebra, Datalogic and Honeywell that strengthens the Secure Gift Card solution while deepening our moats.	**MEDIA & TECH** Content provenance and C2PA: Digimarc as the persistent identity layer beneath credentials as AI Act enforcement matures.
CPG GS1 Digital Link 2D barcodes: live global rollout across 45,000 SKUs. Product Authentication solutions deployed/growing for tobacco/nutraceuticals/pharma.	**CPG** Product Authentication expansion – breadth of packaging supported and threats addressed (AI feature extraction for copying, etc.) with customer requested tools/upgrades.	**EMBODIED AI** Deterministic identity and authenticity in products and packaging at scale, delivered for agents driving automation. Watching closely.
PLATFORM Illuminate operating with 6+ billion serials and ID's & 1.5M requests daily – at 10% of cost of legacy platforms. AI data pipelines facilitating migration & accelerating innovation.	**HORIZONTAL** Expand Leak Detection (15M ID's/qtr) to all on-screen content. Support for documents, audio and video – providing holistic solution for CPG, Retail & Federal.	**HORIZONTAL** Fundamental, AI first, approach to authenticity and provenance leveraging new CNN WM that positions Digimarc at the center of the emerging Trust Ops opportunity & regulation.

Our roadmap rule: every investment maps to a named customer problem with a quantifiable cost of inaction.

Retail/Secure Gift Card: from proof of concept to a staged, direct & partner-backed rollout

115 + 165	LIVE! Schnucks & Stater Bros stores live, chain-wide
68	Large and mid-sized retailers engaged
65x	Pipeline growth since start of year
1000+	Store deployment planned in Q1/Q2 with over 500,000+ cards in stores today

Rollout sequence

Live	Schnucks live chain-wide with zero fraud incidents and 100% activation. Kroger rollout kicking off.
Aug 2026	Second large retailer readiness assessment.
Sept 2026	Multiple Large retailer(s) pilots kicked off.
Oct 2026	Kroger rollout begins with multiple pilots & Roll-outs kicking off including **FoodCity, KVAT and Stater Bros. NEW gift card orders received.**
Q1 2027+	Kroger 500 store roll-out commences. Broader multi-retailer deployment, with ~1,000+ store rollout targeted; several more retailers plan 1H 2027 post pilot.

Partner rails in place

Card networks	Blackhawk, InComm
Scanner firmware	Zebra, Datalogic, Honeywell
Card production	Graph-Tech USA, STL Labels
Packaging	WestRock

Active Q4 pilots & roll-outs: 5

68 retailers engaged – 4 active pilots and production ramp-ups (no pilot required for some). We expect meaningful ARR to build through 2027.

Financial Update

Annual Recurring Revenue

Q3'26 Ending ARR[1] was $10.8M vs $15.8M in Q3'25

- The change primarily reflects two previously disclosed events:
  - Contract expiration of $3.1 million in October 2025
  - Contract reduction of $2.6 million in June 2026

($'s in 000's)	YoY $ Change
Q3'25 ending ARR[1]	$15,813
Contract expiration in October 2025	($3,090)
Contract reduction in June 2026	($2,622)
Other net activity[2]	$721
Q3'26 ending ARR[1]	$10,822

Financial Summary

Q3'26 non-GAAP net loss[4] was $2.9M, compared to $2.2M in Q3'25

- Subscription revenue was impacted by lower ARR; Service revenue was up $7%.
- Gross profit margins improved for both subscription and service.
- Operating expenses were down 10%.

($'s in 000's, except per share amounts)	Q3'26 Actual	Q3'25 Actual	YoY % Improvement
Subscription revenue	$3,187	$4,567	(30%)
Service revenue	$3,259	$3,060	7%
Subscription gross profit margin[3]	87%	86%	+1 Point
Service gross profit margin[3]	60%	57%	+3 Points
Operating expenses	$11,546	$12,810	10%
Non-GAAP operating expenses[4]	$8,025	$8,611	7%
Net income (loss)	($7,937)	($8,152)	3%
Non-GAAP net income (loss)[4]	($2,927)	($2,186)	(34%)
Net income (loss) per diluted share[5]	($0.36)	($0.38)	$0.02
Non-GAAP net income (loss) per diluted share[4][5]	($0.13)	($0.10)	($0.03)

Free Cash Flow

Q3’26 free cash flow[4] was ($4.3M), compared to ($3.1M) in Q3’25

- We ended Q3’26 with $22.1M of cash and short-term investments, and no debt.
- We raised $18.2M of gross proceeds from a registered direct offering in September.
  - We incurred commission and legal fees of $1.3M related to the financing, of which $0.2M was paid during Q3’26.
- Free cash flow usage was higher in Q3’26 than Q3’25 due to the timing of payables related to the corporate reorganization and CEO transition costs.

($'s in 000's)	Q3’26 Actual	Q3’25 Actual	YoY $ Improvement
Free cash flow generation (usage)[4]	($4,348)	($3,074)	($1,274)
Non-GAAP net income (loss)[4]	($2,635)	($2,186)	($449)

Footnotes

(1) Ending Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all our commercial contracts as of the measurement date.

(2) Other net activity refers to additions to ARR, reflecting new and upsell activity, offset by deletions from ARR, reflecting contract terminations and downsells.

(3) Subscription and Service gross profit margins exclude amortization expense on acquired intangible assets from the EVRYTHNG acquisition.

(4) This presentation contains non-GAAP financial measures including Non-GAAP operating expenses, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Free cash flow. These financial measures are important measures of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures, amongst others, in evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing non-GAAP financial measures, together with the reconciliation within our SEC filings to GAAP financial measures, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc's non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

(5) Net income (loss) per diluted share and Non-GAAP net income (loss) per diluted share represents the GAAP and non-GAAP reported net income (loss) per share attributable to Digimarc Corporation common shareholders.

Closing